EXECUTION COPY







================================================================================


                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF OCTOBER 1, 2001

                                  BY AND AMONG

                                GLOBESPAN, INC.,

                             WINE ACQUISITION CORP.

                                       AND

                               VIRATA CORPORATION


================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I       CERTAIN DEFINITIONS.........................................1


ARTICLE II      THE MERGER..................................................8

        2.1     The Merger..................................................8
        2.2     Effective Time of the Merger................................8
        2.3     Effects of the Merger.......................................8
        2.4     Closing.....................................................8
        2.5     Certificate of Incorporation................................9
        2.6     By-Laws.....................................................9
        2.7     Directors and Officers......................................9

ARTICLE III     CONVERSION OF SECURITIES....................................9

        3.1     Exchange Ratio..............................................9
        3.2     Stock Options, Warrants and Equity-Based Awards............10
        3.3     Exchange Fund..............................................11
        3.4     Exchange Procedures........................................11
        3.5     Distributions with Respect to Unexchanged Shares...........12
        3.6     No Further Ownership Rights in Virata Common Stock.........12
        3.7     No Fractional Shares of Globespan Common Stock.............12
        3.8     Termination of Exchange Fund...............................13
        3.9     No Liability...............................................13
        3.10    Investment of the Exchange Fund............................13
        3.11    Lost Certificates..........................................13
        3.12    Withholding Rights.........................................13
        3.13    Further Assurances.........................................14
        3.14    Stock Transfer Books.......................................14

ARTICLE IV      REPRESENTATIONS AND WARRANTIES.............................14

        4.1     Representations and Warranties of Virata...................14
                (a)    Corporate Organization..............................14
                (b)    Capitalization......................................15
                (c)    Authority; No Violation.............................16
                (d)    Consents and Approvals..............................16
                (e)    Financial Reports and SEC Documents.................17
                (f)    Absence of Undisclosed Liabilities..................17
                (g)    Absence of Certain Changes or Events................18
                (h)    Legal Proceedings...................................18
                (i)    Compliance with Applicable Law......................18
                (j)    Contracts...........................................18
                (k)    Environmental Liability.............................19

                (l)    Employee Benefit Plans; Labor Matters...............19
                (m)    Intellectual Property...............................21
                (n)    State Takeover Laws; Rights Agreement...............22
                (o)    Opinion of Financial Advisor........................22
                (p)    Board Approval......................................22
                (q)    Brokers' Fees.......................................22
                (r)    Taxes...............................................22
                (s)    Reorganization under the Code.......................23
                (t)    Form S-4; Joint Proxy Statement/Prospectus..........23
                (u)    Ownership of Globespan Stock........................23
        4.2     Representations and Warranties of Globespan................24
                (a)    Corporate Organization..............................24
                (b)    Capitalization......................................24
                (c)    Authority; No Violation.............................25
                (d)    Consents and Approvals..............................26
                (e)    Financial Reports and SEC Documents.................26
                (f)    Absence of Undisclosed Liabilities..................27
                (g)    Absence of Certain Changes or Events................27
                (h)    Legal Proceedings...................................28
                (i)    Compliance with Applicable Law......................28
                (j)    Contracts...........................................28
                (k)    Environmental Liability.............................29
                (l)    Employee Benefit Plans; Labor Matters...............29
                (m)    Intellectual Property...............................31
                (n)    State Takeover Laws.................................31
                (o)    Opinion of Financial Advisor........................31
                (p)    Board Approval......................................32
                (q)    Brokers' Fees.......................................32
                (r)    Taxes...............................................32
                (s)    Reorganization under the Code.......................33
                (t)    Form S-4; Joint Proxy Statement/Prospectus..........33
                (u)    Ownership of Virata Stock...........................33

ARTICLE V       COVENANTS RELATING TO CONDUCT OF BUSINESS..................33

        5.1     Covenants of Virata........................................33
                (a)    Ordinary Course.....................................33
                (b)    Dividends; Changes in Share Capital.................34
                (c)    Issuance of Securities..............................34
                (d)    Governing Documents.................................34
                (e)    No Acquisitions.....................................34
                (f)    No Dispositions.....................................35
                (g)    Investments; Indebtedness...........................35
                (h)    Tax-Free Qualification..............................35
                (i)    Compensation........................................35
                (j)    Accounting Methods; Tax Matters.....................35
                (k)    Litigation..........................................36

                (l)    Intellectual Property...............................36
                (m)    Certain Actions.....................................36
                (n)    No Related Actions..................................36
        5.2     Covenants of Globespan.....................................36
                (a)    Ordinary Course.....................................36
                (b)    Dividends, Changes in Share Capital.................37
                (c)    Issuance of Securities..............................37
                (d)    Governing Documents.................................37
                (e)    No Acquisitions.....................................37
                (f)    No Dispositions.....................................38
                (g)    Investments; Indebtedness...........................38
                (h)    Tax-Free Qualification..............................38
                (i)    Compensation........................................38
                (j)    Accounting Methods; Tax Matters.....................39
                (k)    Litigation..........................................39
                (l)    Intellectual Property...............................39
                (m)    Certain Actions.....................................39
                (n)    No Related Actions..................................39
        5.3     Governmental Filings.......................................39
        5.4     Control of Other Party's Business..........................39

ARTICLE VI      ADDITIONAL AGREEMENTS......................................40

        6.1     Preparation of Proxy Statement; Stockholders Meetings......40
        6.2     Globespan Board of Directors and Officers; Headquarters;
                  Integration and Transition...............................41
        6.3     Access to Information......................................43
        6.4     Reasonable Commercial Efforts..............................43
        6.5     Acquisition Proposals......................................45
        6.6     Fees and Expenses..........................................46
        6.7     Directors' and Officers' Indemnification and Insurance.....46
        6.8     Employee Benefits..........................................47
        6.9     Public Announcements.......................................49
        6.10    Listing of Shares of Globespan Common Stock................49
        6.11    Affiliates.................................................49
        6.12    Section 16 Matters.........................................49
        6.13    Notification of Certain Matters............................49
        6.14    Accountants' Letters.......................................50
        6.15    Rights Agreement...........................................50

ARTICLE VII     CONDITIONS PRECEDENT.......................................50

        7.1     Conditions to Each Party's Obligation to Effect the Merger.50
                (a)    Stockholder Approval................................50
                (b)    No Injunctions or Restraints; Illegality............50
                (c)    HSR Act; Other Approvals............................50
                (d)    NASDAQ Listing......................................51

                (e)    Effectiveness of the Form S-4.......................51
        7.2     Additional Conditions to Obligations of Globespan..........51
                (a)    Representations and Warranties......................51
                (b)    Performance of Obligations..........................51
                (c)    Tax Opinion.........................................51
        7.3     Additional Conditions to Obligations of Virata.............51
                (a)    Representations and Warranties......................52
                (b)    Performance of Obligations..........................52
                (c)    Tax Opinion.........................................52

ARTICLE VIII    TERMINATION AND AMENDMENT..................................52

        8.1     Termination................................................52
        8.2     Effect of Termination......................................53
        8.3     Amendment..................................................55
        8.4     Extension; Waiver..........................................55

ARTICLE IX      GENERAL PROVISIONS.........................................55

        9.1     Non-Survival of Representations, Warranties and Agreements.55
        9.2     Notices....................................................55
        9.3     Interpretation.............................................56
        9.4     Counterparts...............................................56
        9.5     Entire Agreement; No Third Party Beneficiaries.............57
        9.6     Governing Law..............................................57
        9.7     Severability...............................................57
        9.8     Assignment.................................................57
        9.9     Submission to Jurisdiction; Waivers........................57
        9.10    Enforcement................................................58

                                LIST OF EXHIBITS

Exhibit                    Title
-------                    -----

Exhibit A                  Forms of Stockholders Agreement
Exhibit B                  Form of Affiliate Agreement

                  AGREEMENT AND PLAN OF MERGER, dated as of October 1, 2001 (this "Agreement"), by and among GLOBESPAN, INC., a Delaware
       ---------
corporation ("Globespan"), WINE ACQUISITION CORP., a Delaware corporation and
              ---------
wholly owned Subsidiary of Globespan ("Merger Sub"), and VIRATA CORPORATION, a
                                       ----------
Delaware corporation ("Virata").
                       ------


                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Globespan and Virata have approved the combination of Globespan and Virata in a merger-of-equals transaction;

                  WHEREAS, the Boards of Directors of Globespan, Merger Sub and Virata have approved the merger of Merger Sub with and into Virata (the "Merger"), upon the terms and subject to the conditions set forth herein;
 ------

                  WHEREAS, the Boards of Directors of Globespan and Virata have approved the terms of the Stockholders Agreements attached hereto as Exhibit A
                                                                     ---------
to be entered into, simultaneously herewith, among Globespan, Virata and certain holders of Globespan Common Stock and Virata Common Stock; and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").
                                         ----

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Acquisition Proposal" shall have the meaning set forth in
                   --------------------
Section 6.5(a)(i).

                  "Affiliate Agreement" shall have the meaning set forth in
                   -------------------
Section 6.11.

                  "Agreement" shall have the meaning set forth in the Preamble.
                   ---------

                  "beneficial ownership" or "beneficially own" shall have the
                   --------------------      ----------------
meaning ascribed to such terms under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

                  "Benefit Plan" means, with respect to any entity, any employee
                   ------------
benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its affiliates or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its affiliates or to which such entity or any of its affiliates contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

                  "Business Day" means any day on which banks are not required
                   ------------
or authorized to close in the City of New York, New York.

                  "CERCLA" means the Comprehensive Environmental Response,
                   ------
Compensation and Liability Act of 1980, as amended, and rules and regulations promulgated thereunder.

                  "Certificate of Merger" shall have the meaning set forth in
                   ---------------------
Section 2.2.

                  "Change in the Globespan Recommendation" shall have the
                   --------------------------------------
meaning set forth in Section 6.1(c).

                  "Change in the Virata Recommendation" shall have the meaning
                   -----------------------------------
set forth in Section 6.1(b).

                  "Closing" shall have the meaning set forth in Section 2.2.
                   -------

                  "Closing Date" shall have the meaning set forth in Section
                   ------------
2.4.

                  "Code" shall have the meaning set forth in the Recitals.
                   ----

                  "Confidentiality Agreement" shall have the meaning set forth
                   -------------------------
in Section 6.3(ii).

                  "Continuing Virata Employees" shall have the meaning set forth
                   ---------------------------
in Section 6.8(d).

                  "Controlled Group Liability" means any and all liabilities (a)
                   --------------------------
under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq. of ERISA, and (e) under corresponding or similar provisions of foreign laws or regulations.

                  "DGCL" means the General Corporation Law of the State of
                   ----
Delaware.

                  "DOJ" means the Antitrust Division of the U.S. Department of
                   ---
Justice.

                  "Effective Time" shall have the meaning set forth in Section
                   --------------
2.2.

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended, and the rules and regulations promulgated thereunder.

                   "Excess Shares" shall have the meaning set forth in Section
                    -------------
3.7.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
amended.

                  "Exchange Agent" shall have the meaning set forth in Section
                   --------------
3.3.

                  "Exchange Fund" shall have the meaning set forth in Section
                   -------------
3.3.

                  "Exchange Ratio" shall have the meaning set forth in Section
                   --------------
3.1(b).

                   "Expenses" means all out-of-pocket expenses (including all
                    --------
fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

                  "Form S-4" shall have the meaning set forth in Section
                   --------
4.1(d)(ii).

                  "FTC" means the U.S. Federal Trade Commission.
                   ---

                  "GAAP" means U.S. generally accepted accounting principles.
                   ----

                  "Governmental Entity" shall have the meaning set forth in
                   -------------------
Section 4.1(d)(vi).

                  "Globespan" shall have the meaning set forth in the Preamble.
                   ---------

                  "Globespan 2000 10-K" means Globespan's Annual Report on Form
                   -------------------
10-K for the fiscal year ended December 31, 2000, as filed with the SEC.

                  "Globespan 10-Q" means Globespan's Quarterly Report on Form
                   --------------
10-Q for the quarter ended June 30, 2001, as filed with the SEC.

                  "Globespan Benefit Plan" means a Benefit Plan maintained or
                   ----------------------
contributed to by Globespan or a Subsidiary of Globespan, or to which Globespan or any Subsidiary of Globespan is required to contribute.

                  "Globespan Capital Stock" shall have the meaning set forth in
                   -----------------------
Section 4.2(b)(i).

                  "Globespan Common Stock" means common stock, par value $0.001
                   ----------------------
per share, of Globespan.

                  "Globespan Convertible Notes" means the 5 1/4% Convertible
                   ---------------------------
Subordinated Notes due 2006 issued pursuant to the Indenture dated as of May 11, 2001 between Globespan and United States Trust Company of New York as Trustee.

                  "Globespan Contract" shall have the meaning set forth in
                   ------------------
Section 4.2(j).

                  "Globespan Disclosure Letter" shall have the meaning set forth
                   ---------------------------
in Section 4.2.

                  "Globespan ESPP" means the Globespan Employee Stock Purchase
                   --------------
Plan.

                  "Globespan Intellectual Property" shall have the meaning set
                   -------------------------------
forth in Section 4.2(m)(i).

                  "Globespan Preferred Stock" shall have the meaning set forth
                   -------------------------
in Section 4.2(b)(i).

                  "Globespan Recommendation" shall have the meaning set forth in
                   ------------------------
Section 6.1(c).

                  "Globespan SEC Documents" shall have the meaning set forth in
                   -----------------------
Section 4.2(e).

                  "Globespan Stock Option" shall have the meaning set forth in
                   ----------------------
Section 3.2(a).

                  "Globespan Stock Plans" shall have the meaning set forth in
                   ---------------------
Section 4.2(b)(i).

                  "Globespan Stockholder Approval" shall have the meaning set
                   ------------------------------
forth in Section 4.2(c)(i).

                  "Globespan Stockholders Meeting" shall have the meaning set
                   ------------------------------
forth in Section 4.2(c)(i).

                  "Globespan Termination Fee" means $30 million.
                   -------------------------

                  "Globespan Warrant" shall mean the warrant to purchase 450,000
                   -----------------
shares of Globespan Common Stock pursuant to that certain Series A Preferred Stock and Warrant Purchase Agreement between Globespan and Intel Corporation, dated as of May 6, 1999.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                   -------
Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" means all trademarks, service marks,
                   ---------------------
brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

                  "Joint Proxy Statement/Prospectus" shall have the meaning set
                   --------------------------------
forth in Section 4.1(d)(ii).

                  "knowledge" means, with respect to any entity, the knowledge
                   ---------
of such entity's executive officers after reasonable inquiry.

                  "Liens" shall have the meaning set forth in Section
                   -----
4.1(b)(ii).

                  "Material Adverse Effect" means, with respect to any entity, a
                   -----------------------
material adverse effect on (a) the business, operations, results of operations or financial condition of such entity and its Subsidiaries taken as a whole or
(b) the ability of such entity to consummate the transactions contemplated by this Agreement prior to the Termination Date, except, in each case, for any such effect reasonably attributable to (i) general economic conditions in the United States (including prevailing interest rate and stock market levels), (ii) the general state of the semiconductor industry (other than any such effect which affects such entity in a manner materially worse than the other party and its Subsidiaries taken as a whole) or (iii) the negotiation, announcement, execution, delivery or consummation of the transactions contemplated by, or in compliance with, this Agreement; provided, that any change in the price of Virata Common Stock or Globespan Common Stock from the date hereof shall not be deemed by itself, either alone or in combination with other effects, to constitute a Material Adverse Effect.

                  "Merger" shall have the meaning set forth in the Recitals.
                   ------

                  "Merger Consideration" shall have the meaning set forth in
                   --------------------
Section 3.1(b).

                  "Merger Sub" shall have the meaning set forth in the Preamble.
                   ----------

                  "NASDAQ" means The NASDAQ Stock Market.
                   ------

                  "Necessary Consents" shall have the meaning set forth in
                   ------------------
Section 4.1(d)(v).

                  "New Plans" shall have the meaning set forth in Section
                   ---------
6.8(b).

                  "Non-Subsidiary Affiliate" shall have the meaning set forth in
                   ------------------------
Section 4.1(b)(ii).

                  "Old Plans" shall have the meaning set forth in Section
                   ---------
6.8(b)(i).

                  "Other Approvals" shall have the meaning set forth in Section
                   ---------------
7.1(c).

                  "other party" means, with respect to Globespan, Virata, and
                   -----------
with respect to Virata, Globespan.

                  "Person" means an individual, corporation, limited liability
                   ------
company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  "Qualifying Amendment" means an amendment or supplement to the
                   --------------------
Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (a) a Change in the Globespan Recommendation or a Change in the Virata Recommendation (as the case may be),
(b) a statement of the reasons of the Board of Directors of Globespan or Virata (as the case may be) for making such Change in the Globespan Recommendation or Change in the Virata Recommendation (as the case may be) and (c) additional information reasonably related to the foregoing.

                  "Regulatory Law" means the HSR Act, and all other federal,
                   --------------
state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

                  "Required Approvals" shall have the meaning set forth in
                   ------------------
Section 6.4(a)(i).

                  "SEC" means the U.S. Securities and Exchange Commission.
                   ---

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
and the rules and regulations promulgated thereunder.

                  "Significant Subsidiary" shall have the meaning ascribed to
                   ----------------------
such term in Rule 1-02 of Regulation S-X of the SEC.

                  "Subsidiary" shall have the meaning ascribed to such term in
                   ----------
Rule 1-02 of Regulation S-X of the SEC.

                  "Superior Proposal" means, with respect to Globespan or
                   -----------------
Virata, as the case may be, a bona fide written proposal made by a Person other than a party hereto that is (a) for an Acquisition Proposal (except that references in the definition of "Acquisition Proposal" to "20%" shall be "50%") involving such party and (b) on terms which its Board of Directors in good faith concludes (following consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal,
(i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

                  "Surviving Corporation" shall have the meaning set forth in
                   ---------------------
Section 2.1.

                  "Taxes" means any and all U.S. federal, state or local,
                   -----
foreign, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

                  "Tax Return" means any return, report or similar statement
                   ----------
(including any attached Schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Termination Date" shall have the meaning set forth in Section
                   ----------------
8.1(b).

                  "Transition Committee" shall have the meaning set forth in
                   --------------------
Section 6.2(d).

                  "Transition Period" shall mean the period beginning at the
                   -----------------
Effective Time and ending on the date that is 12 months immediately following the Effective Time.

                  "Virata" shall have the meaning set forth in the Preamble.
                   ------

                  "Virata 2001 10-K" means Virata's Annual Report on Form 10-K
                   ----------------
for the fiscal year ended April 1, 2001, as filed with the SEC.

                  "Virata 10-Q" means Virata's Quarterly Report on Form 10-Q for
                   -----------
the quarter ended July 1, 2001, as filed with the SEC.

                  "Virata Benefit Plan" means a Benefit Plan maintained or
                   -------------------
contributed to by Virata or a Subsidiary of Virata, or to which Virata or any Subsidiary of Virata is required to contribute.

                  "Virata Capital Stock" shall have the meaning set forth in
                   --------------------
Section 4.1(b)(i).

                  "Virata Certificate" shall have the meaning set forth in
                   ------------------
Section 3.1(b).

                  "Virata Common Stock" means common stock, par value $0.001 per
                   -------------------
share, of Virata, including the associated Virata Rights.

                  "Virata Contract" shall have the meaning set forth in Section
                   ---------------
4.1(j)(i).

                  "Virata Converted Option" shall have the meaning set forth in
                   -----------------------
Section 3.2(a).

                  "Virata Disclosure Letter" shall have the meaning set forth in
                   ------------------------
Section 4.1.

                  "Virata Employees" shall have the meaning set forth in Section
                   ----------------
6.8(a).

                  "Virata ESPP" means the Virata 1999 Employee Stock Purchase
                   -----------
Plan.

                  "Virata Intellectual Property" shall have the meaning set
                   ----------------------------
forth in Section 4.1(m).

                  "Virata Preferred Stock" shall have the meaning set forth in
                   ----------------------
Section 4.1(b)(i).

                  "Virata Recommendation" shall have the meaning set forth in
                   ---------------------
Section 6.1(b).

                  "Virata Reserved Shares" shall have the meaning set forth in
                   ----------------------
Section 6.8(c).

                  "Virata Restricted Shares" shall have the meaning set forth in
                   ------------------------
Section 3.2(a).

                  "Virata Rights" shall mean the preferred share purchase rights
                   -------------
issued pursuant to the Virata Rights Agreement.

                  "Virata Rights Agreement" shall meant the Rights Agreement
                   -----------------------
dated as of May 2, 2001 by and between Virata and American Stock Transfer & Trust Company, as Rights Agent.

                  "Virata SEC Documents" shall have the meaning set forth in
                   --------------------
Section 4.1(e).

                  "Virata Stock Option" shall have the meaning set forth in
                   -------------------
Section 3.2(a).

                  "Virata Stock Plans" shall have the meaning set forth in
                   ------------------
Section 4.1(b)(i).

                  "Virata Stockholder Approval" shall have the meaning set forth
                   ---------------------------
in Section 4.1(c)(i).

                  "Virata Stockholders Meeting" shall have the meaning set forth
                   ---------------------------
in Section 4.1(c)(i).

                  "Virata Termination Fee" means $30 million.
                   ----------------------

                   "Voting Debt" means any bonds, debentures, notes or other
                    -----------
indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

                                   ARTICLE II

                                   THE MERGER

                   2.1 The Merger. Upon the terms and subject to the conditions
                       ----------
hereof, at the Effective Time, Merger Sub shall be merged with and into Virata, with Virata as the surviving corporation in the Merger (the "Surviving
                                                             ---------
Corporation"), and the separate existence of Merger Sub shall thereupon cease.
-----------
As a result of the Merger, Virata will become a wholly owned subsidiary of Globespan.

                   2.2 Effective Time of the Merger. The Merger shall become
                       ----------------------------
effective as set forth in a properly executed certificate of merger duly filed with the Secretary of State of the State of Delaware (the "Certificate of
                                                           --------------
Merger"), which filing shall be made as soon as practicable after the closing of
------
the transactions contemplated by this Agreement (the "Closing"), in accordance
                                                      -------
with Section 2.4. As used in this Agreement, the term "Effective Time" shall
                                                       --------------
mean the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

                   2.3 Effects of the Merger. The Merger shall have the effects
                       ---------------------
set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Merger Sub and Virata shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Virata shall become the debts, liabilities and duties of the Surviving Corporation.

                   2.4 Closing. Upon the terms and subject to the conditions
                       -------
hereof and the termination rights set forth in Article VIII, the Closing will take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, 10166 at 10:00 A.M. on the first Business Day following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to by the parties hereto (the date of the Closing, the "Closing Date").
                                              ------------

                   2.5 Certificate of Incorporation. (a) At the Effective Time,
                       ----------------------------
the Certificate of Incorporation of Virata in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

                   (b) Immediately following the Effective Time, Article 1 of the Certificate of Incorporation of Globespan shall be amended in its entirety to provide that "The name of the Corporation is Globespan Virata, Inc. (the "Corporation")."

                   2.6 By-Laws. The By-Laws of Merger Sub as in effect
                       -------
immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

                   2.7 Directors and Officers. The directors of Merger Sub
                       ----------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the individuals set forth on Schedule 2.7 shall be the officers of the Surviving Corporation, holding the office(s) set forth opposite their names, in each case, until their respective successors are duly elected and qualified.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

                   3.1 Exchange Ratio. At the Effective Time, by virtue of the
                       --------------
Merger and without any action on the part of any holder of any Virata Capital
Stock:

                   (a) All shares of Virata Capital Stock that are held by Virata as treasury stock or that are owned by Virata, Globespan or any of their Subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties) immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

                   (b) Subject to Sections 3.1(a) and 3.7, each outstanding share of Virata Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.02 (the "Exchange
                                                                       --------
Ratio") fully paid and nonassessable shares of Globespan Common Stock (the
-----
"Merger Consideration"). All of such shares of Globespan Common Stock shall be
 --------------------
duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof. At the Effective Time, all shares of Virata Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Virata Common Stock (a "Virata Certificate") shall thereafter cease to have any
                        ------------------
rights with respect to such shares of Virata Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Virata Common Stock become entitled all in accordance with this Article III upon the surrender of such Virata Certificate.

                   (c) If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, Virata Common Stock or Globespan Common Stock, the Exchange Ratio shall be adjusted accordingly to provide to the holders of

Virata Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                   (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

                   3.2 Stock Options, Warrants and Equity-Based Awards. (a) Each
                       -----------------------------------------------
option to purchase Virata Common Stock (a "Virata Stock Option") granted under
                                           -------------------
Virata Stock Plans which is outstanding immediately prior to the Effective Time shall, at the Effective Time, cease to represent a right to acquire shares of Virata Common Stock and shall be converted (as so converted, a "Virata Converted
                                                                ----------------
Option") into an option to purchase Globespan Common Stock (a "Globespan Stock
------                                                         ---------------
Option"), on the same terms and conditions as were applicable under the Virata
------
Stock Option; provided that the number of shares of Globespan Common Stock
              --------
subject to each such Virata Converted Option shall be equal to the number of shares of Virata Common Stock subject to the Virata Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up, if necessary, to the nearest whole share of Globespan Common Stock, and such Virata Converted Option shall have an exercise price per share (rounded to the nearest whole cent) equal to the per share exercise price specified in such Virata Stock Option immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that in the case of any Virata Stock Option to which Section
--------  -------
421 of the Code as of the Effective Time applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. Similarly, each restricted share of Virata Common Stock ("Virata
                                                                ------
Restricted Shares") outstanding immediately prior to the Effective Time shall be
-----------------
converted at the Effective Time into a number of restricted shares of Globespan Common Stock multiplied by the Exchange Ratio, subject to the same terms and conditions as applied to the Virata Restricted Shares.

                   (b) As soon as practicable after the Effective Time, Globespan shall deliver to the holders of Virata Converted Options appropriate notices setting forth such holders' rights pursuant to the respective Virata Stock Plans and agreements evidencing the grants of such Virata Converted Options and stating that such Virata Converted Options and agreements have been assumed by Globespan and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.2 after giving effect to the Merger and the terms of the Virata Stock Plans).

                   (c) Prior to the Effective Time, Virata shall take all action necessary in order to adjust the Virata Converted Options in accordance with the terms of this Section 3.2. At or prior to the Effective Time, Globespan shall reserve for issuance a number of shares of Globespan Common Stock at least equal to the number of shares of Globespan Common Stock that will be subject to Virata Converted Options, the Virata Reserved Shares and the Virata Restricted Shares. Immediately following the Effective Time, Globespan shall file a registration statement on Form S-8 (or any successor, or if Form S-8 is not available, other appropriate, forms) with respect to the shares of Globespan Common Stock subject to Virata Converted Options, the Virata Reserved Shares and the Virata Restricted Shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                   3.3 Exchange Fund. Prior to the Effective Time, Globespan
                       -------------
shall appoint American Stock Transfer & Trust Co., or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to Virata, to act as exchange agent hereunder for the purpose of exchanging Virata Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective
                               --------------
Time, Globespan shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Virata Common Stock, certificates representing the shares of Globespan Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Virata Common Stock. Following the Effective Time, Globespan agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any amounts required under Section 3.5. Any cash and certificates representing Globespan Common Stock deposited with the Exchange Agent (including the proceeds from sales of Excess Shares in accordance with
Section 3.7) shall hereinafter be referred to as the "Exchange Fund."
                                                      -------------

                   3.4 Exchange Procedures. Promptly after the Effective Time,
                       -------------------
Globespan shall cause the Exchange Agent to mail to each holder of a Virata Certificate (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title (if a change of title is requested by the holder of the Virata Certificate on the transmittal letter) to the Virata Certificates shall pass, only upon proper delivery of the Virata Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Globespan or Virata may reasonably specify (such letter to be reasonably acceptable to Virata and Globespan prior to the Effective Time) and (b) instructions for effecting the surrender of such Virata Certificates in exchange for the Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Virata Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Virata Certificate shall be entitled to receive in exchange therefor (a) shares of Globespan Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Virata Common Stock then held by such holder) and (b) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Globespan Common Stock pursuant to Section 3.7 and dividends and other distributions pursuant to Section 3.5. No interest will be paid or will accrue on any cash payable pursuant to Section 3.5 or Section 3.7. In the event of a transfer of ownership of Virata Common Stock that is not registered in the transfer records of Virata, one or more shares of Globespan Common Stock evidencing, in the aggregate, the proper number of shares of Globespan Common Stock, a check in the proper amount of cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Globespan Common Stock pursuant to Section 3.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.5, shall be issued with respect to such Virata Common Stock to such a transferee if the Virata Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                   3.5 Distributions with Respect to Unexchanged Shares. No
                       ------------------------------------------------
dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Virata Certificate with respect to the shares of Globespan Common Stock that such holder would be entitled to receive upon surrender of such Virata Certificate, and no cash payment in lieu of fractional shares of Globespan Common Stock shall be paid to any such holder pursuant to Section 3.7 until such holder shall surrender such Virata Certificate in accordance with Section 3.4. Subject to the effect of applicable law, following surrender of any such Virata Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Globespan Common Stock to which such holder is entitled pursuant to Section 3.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Globespan Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Globespan Common Stock.

                   3.6 No Further Ownership Rights in Virata Common Stock. All
                       --------------------------------------------------
shares of Globespan Common Stock issued and cash paid upon conversion of shares of Virata Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.5 or 3.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Virata Common Stock.

                   3.7 No Fractional Shares of Globespan Common Stock. No
                       ----------------------------------------------
certificates or scrip or shares of Globespan Common Stock representing fractional shares of Globespan Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Virata Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Globespan or a holder of shares of Globespan Common Stock. In lieu of any such fractional share, each holder of shares of Virata Common Stock that would otherwise have been entitled to a fraction of a share of Globespan Common Stock upon surrender of Virata Certificates (determined after taking into account all Virata Certificates delivered by such holder) shall be paid, upon such surrender, cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Globespan Common Stock issued pursuant to this Section 3.7. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Globespan Common Stock delivered to the Exchange Agent by Globespan over (ii) the aggregate number of full shares of Globespan Common Stock to be distributed to holders of Virata Common Stock (such excess, the "Excess Shares"), and the
                                                     -------------
Exchange Agent, as agent for the former holders of Virata Common Stock, shall sell the Excess Shares at the prevailing prices on NASDAQ. The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares shall reduce, but not below zero, the amount of cash paid to holders in respect of fractional shares. Until the net proceeds of such sale have been distributed to the former holders of Virata Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to such former holders of Virata Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders of Virata Common Stock.

                   3.8 Termination of Exchange Fund. Any portion of the Exchange
                       ----------------------------
Fund that remains undistributed to the holders of Virata Certificates one year after the Effective Time shall, at Globespan's request, be delivered to Globespan or otherwise on the instruction of Globespan, and any holders of Virata Certificates who have not theretofore complied with this Article III shall, after such delivery, look only to Globespan for the Merger Consideration with respect to the shares of Virata Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 3.1 and 3.4, any cash in lieu of fractional shares of Globespan Common Stock to which such holders are entitled pursuant to Section 3.7 and any dividends or distributions with respect to shares of Globespan Common Stock to which such holders are entitled pursuant to Section 3.5. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Virata Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of Globespan free and clear of any claims or interest of any Person previously entitled thereto.

                   3.9 No Liability. None of Globespan, Merger Sub, Virata or
                       ------------
the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                   3.10 Investment of the Exchange Fund. The Exchange Agent
                        -------------------------------
shall invest any cash included in the Exchange Fund as directed by Globespan on a daily basis; provided that no such investment or loss thereon shall affect the
               --------
amounts payable or the timing of the amounts payable to Virata stockholders pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Globespan.

                   3.11 Lost Certificates. If any Virata Certificate shall have
                        -----------------
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Virata Certificate to be lost, stolen or destroyed and, if required by Globespan, the posting by such Person of a bond in such reasonable amount as Globespan may direct as indemnity against any claim that may be made against it with respect to such Virata Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Virata Certificate the Merger Consideration with respect to the shares of Virata Common Stock formerly represented thereby, any cash in lieu of fractional shares of Globespan Common Stock, and unpaid dividends and distributions on shares of Globespan Common Stock deliverable in respect thereof, pursuant to this Agreement.

                   3.12 Withholding Rights. Globespan shall be entitled to
                        ------------------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of U.S. state or local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Globespan, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Globespan.

                   3.13 Further Assurances. At and after the Effective Time, the
                        ------------------
officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation, Merger Sub or Virata, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, Merger Sub or Virata, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Globespan or the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                   3.14 Stock Transfer Books. The stock transfer books of Virata
                        --------------------
shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Virata Common Stock thereafter on the records of Virata. On or after the Effective Time, any Virata Certificates presented to the Exchange Agent, Globespan or the Surviving Corporation for any reason shall be converted into the right to receive the Merger Consideration with respect to the shares of Virata Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Globespan Common Stock to which the holders thereof are entitled pursuant to Section 3.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 3.5).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                   4.1 Representations and Warranties of Virata. Except as
                       ----------------------------------------
disclosed in the Virata disclosure letter delivered to Globespan concurrently herewith (the "Virata Disclosure Letter") (each section of which qualifies only
               ------------------------
the correspondingly numbered representation and warranty or covenant of Virata), Virata hereby represents and warrants to Globespan as follows:

                   (a) Corporate Organization. (i) Virata is a corporation duly
                       ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Virata has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Virata. True and complete copies of the Certificate of Incorporation and By-Laws of Virata, as in effect as of the date of this Agreement, have previously been made available by Virata to Globespan.

                       (ii) Each Subsidiary of Virata (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether U.S. federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Virata.

                   (b) Capitalization. (i) The authorized capital stock of
                       --------------
Virata consists of (A) 450,000,000 shares of Virata Common Stock, of which, as of September 28, 2001, 63,871,593 shares were issued and outstanding and 51,261 shares were held in treasury and (B) 5,000,000 shares of preferred stock, par value $0.001 per share, of Virata ("Virata Preferred Stock," together with the
                                    ----------------------
Virata Common Stock, the "Virata Capital Stock"), of which no shares are issued
                          --------------------
and outstanding. From September 28, 2001 to the date of this Agreement, no shares of Virata Capital Stock have been issued except pursuant to the exercise of options granted under employee and director stock plans of Virata and its Subsidiaries in effect as of the date hereof (the "Virata Stock Plans"). All of
                                                   ------------------
the issued and outstanding shares of Virata Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options and stock issued pursuant to Virata Stock Plans, Virata ESPP and the Virata Rights, Virata does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Virata Capital Stock or any other equity securities of Virata or any securities of Virata representing the right to purchase or otherwise receive any shares of Virata Capital Stock. As of September 28, 2001, no shares of Virata Capital Stock were reserved for issuance, except for 19,278,820 shares of Virata Common Stock reserved for issuance upon the exercise of stock options pursuant to the Virata Stock Plans, 1,464,740 shares of Virata Common Stock reserved for issuance under the Virata ESPP, and 500,000 shares of Series A Preferred Stock reserved for issuance in connection with the Virata Rights Agreement. Virata has no Voting Debt issued or outstanding. As of September 28, 2001, 13,798,529shares of Virata Common Stock are subject to outstanding Virata Stock Options. Since September 28, 2001, except as permitted by this Agreement, (A) no Virata Common Stock has been issued except in connection with the exercise of issued and outstanding Virata Stock Options and (B) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Virata Common Stock have been issued, granted or made.

                       (ii) Virata owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Virata, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of
                                                          -----
such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Virata has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.1(b)(ii) of the Virata Disclosure Letter sets forth a list of each material investment of Virata in the equity (or any security convertible or exchangeable into equity) of any corporation, joint venture, partnership, limited liability company or other entity other than its Subsidiaries, which would be considered a Significant Subsidiary if such investment constituted control of such entity (each a "Non-Subsidiary Affiliate").
         ------------------------

                   (c) Authority; No Violation. (i) Virata has full corporate
                       -----------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Virata. The Board of Directors of Virata has directed that this Agreement be submitted to Virata stockholders for approval at a meeting of Virata stockholders for the purpose of approving the Merger and this Agreement (the "Virata Stockholders Meeting"), and, except for
                                ---------------------------
the approval of the Merger and of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Virata Common Stock (the "Virata Stockholder Approval"), no other corporate proceedings on the part of
 ---------------------------
Virata are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Virata and (assuming due authorization, execution and delivery by Globespan and Merger Sub) constitutes a valid and binding obligation of Virata, enforceable against Virata in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                       (ii) Neither the execution and delivery of this Agreement by Virata, nor the consummation by Virata of the transactions contemplated hereby, nor compliance by Virata with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Incorporation or By-Laws of Virata, or (B) assuming that the consents and approvals referred to in Section 4.1(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Virata, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Virata, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Virata, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults that either individually or in the aggregate will not have a Material Adverse Effect on Virata or the Surviving Corporation.

                   (d) Consents and Approvals. Except for (i) the filing of a
                       ----------------------
notification and report form under the HSR Act or any other Regulatory Law and the termination or expiration of the waiting period under the HSR Act and any such other Regulatory Law and any other applicable anti-trust or competition approvals, (ii) the filing with the SEC of a joint proxy statement/prospectus relating to the matters to be submitted to Globespan's stockholders at the Globespan Stockholders Meeting and the matters to be submitted to Virata's stockholders at the Virata Stockholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint
                                                                      -----
Proxy Statement/Prospectus") and a registration statement on Form S-4 with
--------------------------
respect to the issuance of Globespan Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"), (iii) the filing of
                                                --------
the Certificate of Merger, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NASDAQ, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Globespan Common Stock pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to clauses (ii) though
(v) above, "Necessary Consents"), and (vi) such other consents, approvals,
            ------------------
filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Virata, no consents or approvals of or filings or registrations with any supranational or national, state, municipal or local government, foreign or domestic, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "Governmental Entity") are necessary in connection with (A) the execution and
   -------------------
delivery by Virata of this Agreement and (B) the consummation by Virata of the transactions contemplated by this Agreement.

                   (e) Financial Reports and SEC Documents. Each of Virata and
                       -----------------------------------
its Subsidiaries has filed all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by it since September 1, 1999 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed with the SEC (collectively, the "Virata SEC Documents"). Each of the Virata SEC
                            --------------------
Documents, including the Virata 2001 10-K and the Virata 10-Q, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date hereof), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Virata SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Virata SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                   (f) Absence of Undisclosed Liabilities . Except as disclosed
                       -----------------------------------
in the audited financial statements (or notes thereto) included in the Virata 2001 10-K, or in the financial statements (or notes thereto) included in the Virata 10-Q, or in the Virata SEC Documents filed prior to the date hereof, neither Virata nor any of its Subsidiaries had at July 1, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (A) are accrued or reserved against in the financial statements in the Virata 2001 10-K, or the Virata 10-Q or reflected in the respective notes thereto or (B) were incurred after July 1, 2001 in the ordinary course of business and consistent with past practices, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Virata, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Virata and its Subsidiaries prepared in accordance with GAAP consistently applied.

                   (g) Absence of Certain Changes or Events. (i) Since July 1,
                       ------------------------------------
2001, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Virata.

                       (ii) Since July 1, 2001, Virata and its Subsidiaries, taken together as a whole, have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

                       (iii) Since July 1, 2001, Virata has not declared any dividends on Virata Common Stock.

                   (h) Legal Proceedings. There is no suit, action or proceeding
                       -----------------
or investigation pending or, to the knowledge of Virata, threatened, against or affecting Virata or any of its Subsidiaries or, to the knowledge of Virata, any basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Virata, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Virata or its Subsidiaries having, or that would reasonably be expected to have, any such effect.

                   (i) Compliance with Applicable Law. Virata and each of its
                       ------------------------------
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Virata or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Virata.

                   (j) Contracts. (i) Neither Virata nor any of its Subsidiaries
                       ---------
is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (B) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Globespan, Virata, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (C) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, or (D) which materially restricts the conduct of any line of business by Virata or any Subsidiary thereof or, upon consummation of the Merger, will materially restrict the ability of Globespan or the Surviving Corporation or any Subsidiary thereof to engage in any line of business. Each contract, arrangement, commitment or understanding of the type described in this Section 4.1(j), whether or not set forth in the Virata Disclosure Letter or in the Virata SEC Documents, is referred to herein as a "Virata Contract" (for purposes of clarification, each
                         ---------------
"material contract" (as such term is defined in Item

601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, whether or not filed with the SEC, is a Virata Contract).

                       (ii) (A) Each Virata Contract is valid and binding on Virata and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) Virata and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Virata Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata, and (C) neither Virata nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Virata or any of its Subsidiaries under any such Virata Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata.

                   (k) Environmental Liability. There are no legal,
                       -----------------------
administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition of, on Virata or any of its Subsidiaries, any liability or obligation arising under common law or under any U.S. federal, state or local environmental statute, regulation or ordinance, including CERCLA, pending or, to the knowledge of Virata, threatened, against Virata or any of its Subsidiaries, which liability or obligation, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata. To the knowledge of Virata, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata.

                   (l) Employee Benefit Plans; Labor Matters. (i) There does not
                       -------------------------------------
now exist any, and to the knowledge of Virata, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Virata or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata. No Virata Benefit Plan is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

                       (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Virata,
(A) each of the Virata Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Virata, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the Virata Benefit Plans, any fiduciaries thereof with respect to their duties to the Virata Benefit Plans or the assets of any of the trusts under any of the Virata Benefit Plans that could reasonably be expected to result in any material liability of Virata or any of its

Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Virata Benefit Plan, any participant in a Virata Benefit Plan, or any other party.

                       (iii) Neither Virata nor any Subsidiary of Virata is a party to any collective bargaining or other labor union contract applicable to individuals employed by Virata or any Subsidiary of Virata, and no collective bargaining agreement or other labor union contract is being negotiated by Virata or any Subsidiary of Virata. Except as would not reasonably be expected to have a Material Adverse Effect on Virata, (x) there is no labor dispute, strike, slowdown or work stoppage against Virata or any Subsidiary of Virata pending or, to the knowledge of Virata, threatened against Virata or any Subsidiary of Virata and (y) no unfair labor practice or labor charge or complaint has occurred with respect to Virata or any Subsidiary of Virata.

                       (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment or benefit (including, without limitation, option acceleration, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Virata or any Subsidiaries of Virata under any Virata Benefit Plan or otherwise; (B) increase any benefits otherwise payable under any Virata Benefit Plan; (C) result in any acceleration of the time of payment or vesting of any such benefits; (D) require the funding of any trust or other funding vehicle; or (E) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any Virata Benefit Plan or related trust.

                       (v) There has been no disallowance of a deduction, or reasonable expectation of a disallowance of a deduction, under Section 162(m) of the Code for employee compensation of any amount paid or payable by Virata or any Subsidiary of Virata that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata.

                       (vi) Section 4.1(l)(vi) of the Virata Disclosure Letter sets forth a list of each material Virata Benefit Plan.

                       (vii) Virata has heretofore made available to Globespan true and complete copies of each of the Virata Benefit Plans and (i) the actuarial report for such Virata Benefit Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Virata Benefit Plan, (iii) the summary plan description for such Virata Benefit Plan (if any), and (iv) the Form 5500 for such Virata Benefit Plan (if applicable) for each of the last two years.

                       (viii) Each Virata Benefit Plan that is intended to be qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan, and such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Virata Benefit Plan.

                       (ix) Except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata, no individual who has been classified by Virata as a non-employee (such as an independent contractor, leased employee or consultant) shall have a claim against Virata for eligibility to participate in any Virata Benefit Plan, if such individual is later reclassified as a Virata employee.

                       (x) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata, all Virata Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

                       (xi) Virata has taken all action necessary such that the Virata Salary Continuation and Benefit Plan is not a benefit available to current Virata employees and no current Virata employees are entitled to any payments or other benefits under the Virata Salary Continuation and Benefit Plan.

                   (m) Intellectual Property. (i) Except as would not reasonably
                       ---------------------
be expected to have a Material Adverse Effect on Virata, (A) Virata and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted ("Virata Intellectual Property"), (B) to the knowledge of Virata, the business
  ----------------------------
and operations of Virata and its Subsidiaries as they are currently conducted does not infringe on or otherwise violate the rights of any third party, and, to the extent Virata Intellectual Property is licensed, Virata's use of the Intellectual Property is in accordance in all material respects with the applicable license pursuant to which Virata acquired the right to use such Intellectual Property, (C) to the knowledge of Virata, no third party is challenging, infringing on or otherwise violating any right of Virata in the Intellectual Property, (D) neither Virata nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of Virata's and its Subsidiaries' business as it is currently conducted, nor has Virata received any demand from any other party to cease and desist from infringement of the other party's Intellectual Property, and (E) to the knowledge of Virata, no Intellectual Property is being used or enforced by Virata or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, estoppel, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of Virata's and its Subsidiaries' business as it is currently conducted.

                  (ii) The execution, delivery and performance of this Agreement by Virata and the consummation by Virata of the transactions contemplated hereby will not (A) constitute a breach by Virata or its Subsidiaries of any instrument or agreement governing any Virata Intellectual Property, (B) pursuant to the terms of any license or agreement relating to any Virata Intellectual Property, cause the modification of any terms of any such license or agreement, including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (C) cause the forfeiture or termination of any Virata Intellectual Property under the terms thereof, (D) give rise to a right of forfeiture or termination of any Virata Intellectual Property under the terms thereof or (E) impair the right of Virata, its Subsidiaries, or

Globespan to make, have made, offer for sale, use, sell, export or license any products or processes used by Virata and Subsidiaries in the conduct of their business as it is currently configured, except in each case for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Virata.

                   (n) State Takeover Laws; Rights Agreement. (i) The Board of
                       -------------------------------------
Directors of Virata has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

                       (ii) Virata has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any person to exercise any Virata Rights under the Virata Rights Agreement or enable or require the Virata Rights to separate from the shares of Virata Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "15% Ownership Date" (as such terms are defined in the Virata Rights Agreement) has occurred. Copies of the Virata Rights Agreement, and all amendments thereto, have previously been made available to Globespan.

                   (o) Opinion of Financial Advisor. The Board of Directors of
                       ----------------------------
Virata has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to the holders of Virata Common Stock.

                   (p) Board Approval. The Board of Directors of Virata, at a
                       --------------
meeting duly called and held, has, by unanimous vote of those present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Virata, (ii) approved and adopted this Agreement and (iii) recommended that this Agreement and the transactions contemplated hereby be adopted by the holders of Virata Common Stock.

                   (q) Brokers' Fees. Neither Virata nor any of its Subsidiaries
                       -------------
nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid by Virata to Credit Suisse First Boston Corporation in accordance with Virata's written agreement with such firm, a copy of which has been made available to Globespan.

                   (r) Taxes. (i) Each of Virata and its Subsidiaries has duly
                       -----
and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Virata. Virata and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Virata. There are no pending or, to the knowledge of Virata, threatened, audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Virata or any Subsidiary of Virata, except for those that would not reasonably be expected to have a Material Adverse Effect on Virata. There are no Liens for Taxes upon the assets of Virata or any Subsidiary of Virata, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any of its U.S. Subsidiaries has been examined by the Internal Revenue Service for any year. Neither Virata nor any of its Subsidiaries has any liability for Taxes of any Person (other than Virata and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any Subsidiary of Virata is a party to any agreement (with any Person other than Virata and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Virata.

                       (ii) Virata has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Merger.

                   (s) Reorganization under the Code. As of the date of this
                       -----------------------------
Agreement, neither Virata nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                   (t) Form S-4; Joint Proxy Statement/Prospectus. None of the
                       ------------------------------------------
information to be supplied by Virata or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Globespan Stockholders Meeting and the Virata Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Exchange Act, except that no representation is made by Virata with respect to information supplied by Globespan or Merger Sub for inclusion therein.

                   (u) Ownership of Globespan Stock. As of the date of this
                       ----------------------------
Agreement, neither Virata nor any of its Subsidiaries own any shares of Globespan Capital Stock (other than those shares held in a fiduciary capacity for the benefit of third parties).

                   4.2 Representations and Warranties of Globespan. Except as
                       -------------------------------------------
disclosed in the Globespan disclosure letter delivered to Virata concurrently herewith (the "Globespan Disclosure Letter") (each section of which qualifies
               ---------------------------
only the correspondingly numbered representation and warranty or covenant of Globespan), each of Globespan and Merger Sub hereby represents and warrants to Virata as follows:

                   (a) Corporate Organization. (i) Globespan is a corporation
                       ----------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Globespan has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Globespan. True and complete copies of the Certificate of Incorporation and By-Laws of Globespan, as in effect as of the date of this Agreement, have previously been made available by Globespan to Virata.

                       (ii) Each Subsidiary of Globespan (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether U.S. federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Globespan.

                       (iii) Merger Sub was formed by Globespan solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business and has incurred no liabilities other than in connection with the transactions contemplated by this Agreement.

                   (b) Capitalization. (i) The authorized capital stock of
                       --------------
Globespan consists of (A) 400,000,000 shares of Globespan Common Stock, of which, as of September 28, 2001, 74,281,530 shares were issued and outstanding and no shares were held in treasury and (B) 10,000,000 shares of preferred stock, par value $0.001 per share, of Globespan (the "Globespan Preferred
                                                      -------------------
Stock," together with the Globespan Common Stock, the "Globespan Capital
-----                                                  -----------------
Stock"), of which no shares are issued and outstanding. From September 28, 2001
-----
to the date of this Agreement, no shares of Globespan Capital Stock have been issued except pursuant to the exercise of options granted under employee and director stock plans of Globespan and its Subsidiaries in effect as of the date hereof (the "Globespan Stock Plans"). All of the issued and outstanding shares
             ---------------------
of Globespan Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the Globespan Convertible Notes, the Globespan Warrant, the options and stock issued pursuant to Globespan Stock Plans, Globespan does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Globespan Capital Stock or any other equity securities of Globespan or any securities of Globespan representing the right to purchase or otherwise receive any shares of Globespan Capital Stock. As of September 28, 2001, no shares of Globespan Capital Stock were reserved for issuance, except for 27,585,611 shares of Globespan Common Stock reserved for issuance upon the exercise of stock options pursuant to the Globespan Stock Plans, 450,000 shares of Globespan Common Stock reserved for issuance upon the exercise of the Globespan Warrant, and 3,600,000 shares of Globespan Common Stock reserved for issuance under the Globespan ESPP, and 4,874,391 shares of Globespan Common Stock reserved for issuance upon conversion of the Globespan Convertible Notes. Globespan has no Voting Debt issued or outstanding. As of September 28, 2001, 22,064,885 shares of Globespan Common Stock are subject to outstanding Globespan Stock Options. Since September 28, 2001, except as permitted by this Agreement,
(A) no Globespan Common Stock has been issued except in connection with the exercise of issued and outstanding Globespan Stock Options or conversion of the Globespan Convertible Notes and (B) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Globespan Common Stock have been issued, granted or made.

                       (ii) The authorized capital stock of Merger Sub consists of 800 shares of common stock, par value $0.001 per share, 100 of which are validly issued, fully paid and nonassessable, and are owned by Globespan free and clear of any Liens, and 200 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. No other shares of the capital stock of Merger Sub are, or have ever been, issued.

                       (iii) Globespan owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Globespan, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Globespan has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b)(iii) of the Globespan Disclosure Letter sets forth a list of each material investment of Globespan in the equity (or any security convertible or exchangeable into equity) of any Non-Subsidiary Affiliate.

                   (c) Authority; No Violation. (i) Each of Globespan and Merger
                       -----------------------
Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Globespan and Merger Sub. Globespan, as sole stockholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby. The Board of Directors of Globespan has directed that the issuance of Globespan Common Stock pursuant to this Agreement be submitted to Globespan stockholders for approval at a meeting of Globespan stockholders (the "Globespan Stockholders Meeting"),
                                             ------------------------------
and, except for the approval of the issuance of Globespan Common Stock in the Merger by majority vote at a meeting of Globespan's stockholders at which a quorum is present (the "Globespan Stockholder Approval"), no other corporate
                        ------------------------------
proceedings on the part of Globespan or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Globespan and Merger
Sub and (assuming due authorization, execution and delivery by Virata) constitutes a valid and binding obligation of Globespan and Merger Sub, enforceable against Globespan and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                       (ii) Neither the execution and delivery of this Agreement by Globespan and Merger Sub, nor the consummation by Globespan and Merger Sub of the transactions contemplated hereby, nor compliance by Globespan and Merger Sub with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Incorporation or By-Laws of Globespan or the Certificate of Incorporation or By-Laws of Merger Sub or (B) assuming that the consents and approvals referred to in Section 4.2(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Globespan or Merger Sub, any of their Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or
(II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Globespan or Merger Sub, any of their Subsidiaries or Non-Subsidiary Affiliates under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Globespan or Merger Sub, any of their Subsidiaries or their Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Globespan or the Surviving Corporation.

                   (d) Consents and Approvals. Except for (i) the filing of a
                       ----------------------
notification and report form under the HSR Act or any other Regulatory Law and the termination or expiration of the waiting period under the HSR Act and any such other Regulatory Law and any other applicable anti-trust or competition approvals, (ii) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Form S-4, (iii) the filing of the Certificate of Merger, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NASDAQ, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Globespan Common Stock pursuant to this Agreement and (vi) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Globespan, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by each of Globespan and Merger Sub of this Agreement and (B) the consummation by each of Globespan and Merger Sub of the transactions contemplated by this Agreement.

                   (e) Financial Reports and SEC Documents. Each of Globespan
                       -----------------------------------
and its Subsidiaries has filed all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by it since September 1, 1999 under the

Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed with the SEC (collectively, the "Globespan SEC Documents").
                                                   -----------------------
Each of the Globespan SEC Documents, including the Globespan 2000 10-K and the Globespan 10-Q, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date hereof), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Globespan SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Globespan SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                   (f) Absence of Undisclosed Liabilities. Except as disclosed
                       ----------------------------------
in the audited financial statements (or notes thereto) included in the Globespan 2000 10-K, or in the financial statements (or notes thereto) included in the Globespan 10-Q or in the Globespan SEC Documents filed prior to the date hereof, neither Globespan nor any of its Subsidiaries had at June 30, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (A) are accrued or reserved against in the financial statements in the Globespan 2000 10-K or in the Globespan 10-Q or reflected in the respective notes thereto or (B) were incurred after June 30, 2001 in the ordinary course of business and consistent with past practices, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Globespan, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Globespan and its Subsidiaries prepared in accordance with GAAP consistently applied.

                   (g) Absence of Certain Changes or Events. (i) Since June 30,
                       ------------------------------------
2001, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Globespan.

                       (ii) Since June 30, 2001, Globespan and its Subsidiaries, taken together as a whole, have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

                       (iii) Since June 30, 2001, Globespan has not declared any dividends on Globespan Common Stock.

                   (h) Legal Proceedings. There is no suit, action or proceeding
                       -----------------
or investigation pending or, to the knowledge of Globespan, threatened, against or affecting Globespan or any of its Subsidiaries or, to the knowledge of Globespan, any basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Globespan or its Subsidiaries having, or that would reasonably be expected to have, any such effect.

                   (i) Compliance with Applicable Law. Globespan and each of its
                       ------------------------------
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Globespan or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan.

                   (j) Contracts. (i) Neither Globespan nor any of its
                       ---------
Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (B) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Globespan, Virata, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (C) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, or (D) which materially restricts the conduct of any line of business by Globespan or any Subsidiary thereof or upon consummation of the Merger will materially restrict the ability of Globespan or the Surviving Corporation or any Subsidiary thereof to engage in any line of business. Each contract, arrangement, commitment or understanding of the type described in this Section 4.2(j), whether or not set forth in the Globespan Disclosure Letter or in the Globespan SEC Documents, is referred to herein as a "Globespan Contract" (for purposes of clarification, each "material
             ------------------
contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, whether or not filed with the SEC, is a Globespan Contract).

                       (ii) (A) Each Globespan Contract is valid and binding on Globespan and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) Globespan and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Globespan Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan, and (C) neither Globespan nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Globespan or any of its Subsidiaries under any such Globespan Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan.

                   (k) Environmental Liability. There are no legal,
                       -----------------------
administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition of, on Globespan or any of its Subsidiaries, any liability or obligation arising under common law or under any U.S. federal, state or local environmental statute, regulation or ordinance, including CERCLA, pending or threatened against Globespan or any of its Subsidiaries, which liability or obligation, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan. To the knowledge of Globespan, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan.

                   (l) Employee Benefit Plans; Labor Matters. (i) There does not
                       -------------------------------------
now exist any and, to the knowledge of Globespan, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Globespan or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan. No Globespan Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                       (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Globespan, (A) each of the Globespan Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Globespan, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the Globespan Benefit Plans, any fiduciaries thereof with respect to their duties to the Globespan Benefit Plans or the assets of any of the trusts under any of the Globespan Benefit Plans that could reasonably be expected to result in any material liability of Globespan or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Globespan Benefit Plan, any participant in a Globespan Benefit Plan, or any other party.

                       (iii) Neither Globespan nor any Subsidiary of Globespan is a party to any collective bargaining or other labor union contract applicable to individuals employed by Globespan or any Subsidiary of Globespan, and no collective bargaining agreement or other labor union contract is being negotiated by Globespan or any Subsidiary of Globespan. Except as would not reasonably be expected to have a Material Adverse Effect on Globespan, there is
(x) no labor dispute, strike, slowdown or work stoppage against Globespan or any Subsidiary of Globespan pending or, to the knowledge of Globespan, threatened against Globespan or any

Subsidiary of Globespan and (y) no unfair labor practice or labor charge or complaint has occurred with respect to Globespan or any Subsidiary of Globespan.

                       (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment or benefit (including, without limitation, option acceleration, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Globespan or any Subsidiaries of Globespan under any Globespan Benefit Plan or otherwise; (B) increase any benefits otherwise payable under any Globespan Benefit Plan; (C) result in any acceleration of the time of payment or vesting of any such benefits; (D) require the funding of any trust or other funding vehicle; or (E) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any Globespan Benefit Plan or related trust.

                       (v) There has been no disallowance of a deduction, or reasonable expectation of a disallowance of a deduction, under Section 162(m) of the Code for employee compensation of any amount paid or payable by Globespan or any Subsidiary of Globespan that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan.

                       (vi) Section 4.2(l)(vi) of the Globespan Disclosure Letter sets forth a list of each material Globespan Benefit Plan.

                       (vii) Globespan has heretofore made available to Virata true and complete copies of each of the Globespan Benefit Plans and (i) the actuarial report for such Globespan Benefit Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Globespan Benefit Plan, (iii) the summary plan description for such Globespan Benefit Plan (if any), and (iv) the Form 5500 for such Globespan Benefit Plan (if applicable) for each of the last two years.

                       (viii) Each Globespan Benefit Plan that is intended to be qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan, and such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Globespan Benefit Plan.

                       (ix) Except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan, no individual who has been classified by Globespan as a non-employee (such as an independent contractor, leased employee or consultant) shall have a claim against Globespan for eligibility to participate in any Globespan Benefit Plan, if such individual is later reclassified as a Globespan employee.

                       (x) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan, all Globespan Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions

                   (m) Intellectual Property. (i) Except as would not reasonably
                       ---------------------
be expected to have a Material Adverse Effect on Globespan, (A) Globespan and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted ("Globespan Intellectual Property"), (B) to the knowledge of Globespan, the
  -------------------------------
business and operations of Globespan and its Subsidiaries as they are currently conducted does not infringe on or otherwise violate the rights of any third party, and, to the extent Globespan Intellectual Property is licensed, Globespan's use of the Intellectual Property is in accordance in all material respects with the applicable license pursuant to which Globespan acquired the right to use such Intellectual Property, (C) to the knowledge of Globespan, no third party is challenging, infringing on or otherwise violating any right of Globespan in the Intellectual Property, (D) neither Globespan nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of Globespan's and its Subsidiaries' business as it is currently conducted, nor has Globespan received any demand from any other party to cease and desist from infringement of the other party's Intellectual Property, and (E) to the knowledge of Globespan, no Intellectual Property is being used or enforced by Globespan or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, estoppel, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of Globespan's and its Subsidiaries' business as it is currently conducted.

                       (ii) The execution, delivery and performance of this Agreement by Globespan and the consummation by Globespan of the transactions contemplated hereby will not (A) constitute a breach by Globespan or its Subsidiaries of any instrument or agreement governing any Globespan Intellectual Property, (B) pursuant to the terms of any license or agreement relating to any Globespan Intellectual Property, cause the modification of any terms of any such license or agreement, including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (C) cause the forfeiture or termination of any Globespan Intellectual Property under the terms thereof, (D) give rise to a right of forfeiture or termination of any Globespan Intellectual Property under the terms thereof or (E) impair the right of Globespan, its Subsidiaries, or Virata to make, have made, offer for sale, use, sell, export or license any products or processes used by Globespan and Subsidiaries in the conduct of their business as it is currently configured, except in each case for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Globespan.

                   (n) State Takeover Laws. The Board of Directors of Globespan
                       -------------------
has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

                   (o) Opinion of Financial Advisor. Globespan has received the
                       ----------------------------
opinion of Morgan Stanley & Co. Incorporated, dated the date the Board of Directors of Globespan approved this Agreement and the transactions contemplated thereby , to the effect that the Exchange Ratio is fair to the stockholders of Globespan from a financial point of view.

                   (p) Board Approval. The Board of Directors of Globespan, at a
                       --------------
meeting duly called and held, has, by unanimous vote of those present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Globespan,
(ii) approved and adopted this Agreement and (iii) recommended that the issuance of Globespan Common Stock pursuant to this Agreement be approved by the holders of Globespan Common Stock.

                   (q) Brokers' Fees. Neither Globespan, Merger Sub nor any of
                       -------------
their Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid by Globespan to Morgan Stanley & Co. Incorporated in accordance with Globespan's written agreement with such firm, a copy of which has been made available to Virata.

                   (r) Taxes. (i) Each of Globespan and its Subsidiaries has
                       -----
duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Globespan. Globespan and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Globespan. There are no pending or, to the knowledge of Globespan, threatened, audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Globespan or any Subsidiary of Globespan, except for those that would not reasonably be expected to have a Material Adverse Effect on Globespan. There are no Liens for Taxes upon the assets of Globespan or any Subsidiary of Globespan, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any of its U.S. Subsidiaries has been examined by the Internal Revenue Service for any year. Neither Globespan nor any of its Subsidiaries has any liability for Taxes of any Person (other than Globespan and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any Subsidiary of Globespan is a party to any agreement (with any Person other than Globespan and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Globespan.

                       (ii) Globespan has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Merger.

                   (s) Reorganization under the Code. As of the date of this
                       -----------------------------
Agreement, neither Globespan nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                   (t) Form S-4; Joint Proxy Statement/Prospectus. None of the
                       ------------------------------------------
information to be supplied by Globespan or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Globespan Stockholders Meeting and the Virata Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Exchange Act, except that no representation is made by Globespan or Merger Sub with respect to information supplied by Virata for inclusion therein.

                   (u) Ownership of Virata Stock. As of the date of this
                       -------------------------
Agreement, neither Globespan nor any of its Subsidiaries own any shares of Virata Capital Stock (other than those shares held in a fiduciary capacity for the benefit of third parties).

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                   5.1 Covenants of Virata. During the period from the date of
                       -------------------
this Agreement and continuing until the Effective Time, Virata agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.1 of the Virata Disclosure Letter):

                   (a) Ordinary Course. (i) Virata and its Subsidiaries shall
                       ---------------
carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable commercial efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

                       (ii) Virata shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith which do not exceed $5,000,000 in the aggregate for the fiscal quarter beginning on the date hereof and $5,000,000 in the aggregate for the immediately following fiscal quarter.

                   (b) Dividends; Changes in Share Capital. Virata shall not,
                       -----------------------------------
and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the declaration and payment of regular dividends from a Subsidiary of Virata to Virata or to another Subsidiary of Virata in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Virata which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                   (c) Issuance of Securities. Virata shall not, and shall not
                       ----------------------
permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with (i) the issuance of Virata Common Stock upon the exercise of Virata Stock Options in accordance with their present terms or pursuant to Virata Stock Options or other stock-based awards granted pursuant to clause (ii) below, (ii) the granting of Virata Stock Options or other stock-based awards, other than "reload" stock options (e.g. stock options that, pursuant to the terms thereof require a new grant of options to the holder upon the exercise of such initial options), to acquire not more than 2,375,000 shares of Virata Common Stock granted under Virata Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practice,
(iii) issuances, sales or deliveries by a wholly-owned Subsidiary of Virata of capital stock to such Subsidiary's parent or another wholly-owned Subsidiary of Virata, (iv) pursuant to acquisitions and investments as disclosed in Section 5.1(e) or 5.1(g) of the Virata Disclosure Letter or the financings therefor; or
(v) issuances in accordance with the Virata Rights Agreement.

                   (d) Governing Documents. Except to the extent required to
                       -------------------
comply with its obligations hereunder or with applicable law, Virata shall not, and shall not permit its Subsidiaries to, amend or propose to so amend its Certificate of Incorporation or its By-Laws or other governing documents.

                   (e) No Acquisitions. Virata shall not, and shall not permit
                       ---------------
any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Virata and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). Virata shall not, and shall not permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

                   (f) No Dispositions. Virata shall not, and shall not permit
                       ---------------
any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Virata) other than in the ordinary course of business consistent with past practice.

                   (g) Investments; Indebtedness. Virata shall not, and shall
                       -------------------------
not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Virata or a Subsidiary of Virata to or in Virata or any Subsidiary of Virata, (B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Virata and its Subsidiaries taken together as a whole (provided that none of
                                                       --------
such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law) or (ii) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Virata or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

                   (h) Tax-Free Qualification. Virata shall use its reasonable
                       ----------------------
commercial efforts not to, and shall use its reasonable commercial efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                   (i) Compensation. Except as required by law or by the terms
                       ------------
of any collective bargaining agreement or other agreement in effect as of the date of this Agreement between Virata or any Subsidiary of Virata and any director, officer or employee thereof, Virata shall not increase the amount of compensation of, or pay any severance to (other than in the ordinary course of business consistent with past practice), any director, officer or (other than in the ordinary course of business consistent with past practice) key employee of Virata or any Subsidiary of Virata, or make any increase in or commitment to increase or accelerate the payment of any employee benefits, grant any additional Virata Stock Options (except as permitted by Section 5.1(c)), adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Virata Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans. Virata shall not accelerate the vesting of, or the lapsing of restrictions with respect to any Virata Stock Option, and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

                   (j) Accounting Methods; Tax Matters . Except as disclosed in
                       --------------------------------
Virata SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity,

Virata shall not change in any material respect its methods of accounting in effect at April 1, 2001, except as required by changes in GAAP as concurred in by Virata's independent public accountants. Virata shall not (i) change its fiscal year; (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata; (iii) settle any material Tax claim or assessment or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

                   (k) Litigation. Virata shall not, and shall not permit any of
                       ----------
its Subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $100,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending, except for such consent decrees, injunctions or restraints which would not individually or in the aggregate have a Material Adverse Effect on Virata.

                   (l) Intellectual Property Virata shall not transfer or
                       ---------------------
license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property owned by Virata or its Subsidiaries, other than in the ordinary course of business or pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Globespan prior to the date of this Agreement);

                   (m) Certain Actions. Other than as expressly permitted by
                       ---------------
Section 6.5(b), Virata and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

                   (n) No Related Actions. Virata shall not, and shall not
                       ------------------
permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

                   5.2 Covenants of Globespan. During the period from the date
                       ----------------------
of this Agreement and continuing until the Effective Time, Globespan agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.2 of the Globespan Disclosure Letter):

                   (a) Ordinary Course. (i) Globespan and its Subsidiaries shall
                       ---------------
carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable commercial efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

                       (ii) Globespan shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith which do not exceed

$5,000,000 in the aggregate for the fiscal quarter beginning on the date hereof and $5,000,000 in the aggregate for the immediately following fiscal quarter.

                   (b) Dividends; Changes in Share Capital. Globespan shall not,
                       -----------------------------------
and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the declaration and payment of regular dividends from a Subsidiary of Globespan to Globespan or to another Subsidiary of Globespan in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Globespan which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                   (c) Issuance of Securities. Globespan shall not, and shall
                       ----------------------
not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with (i) the issuance of Globespan Common Stock and Globespan Stock Options pursuant to the transactions contemplated by this Agreement, (ii) the issuance of Globespan Common Stock upon the exercise of Globespan Stock Options in accordance with their present terms or pursuant to Globespan Stock Options or other stock-based awards, other than "reload" stock options (e.g. stock options that, pursuant to the terms thereof require a new grant of options to the holder upon the exercise of such initial options), granted pursuant to clause (iii) below, (iii) the granting of Globespan Stock Options or other stock-based awards to acquire not more than 2,677,500 shares of Globespan Common Stock granted under Globespan Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practice,
(iv) issuances, sales or deliveries by a wholly-owned Subsidiary of Globespan of capital stock to such Subsidiary's parent or another wholly-owned Subsidiary of Globespan, (v) issuances upon conversion of the Globespan Convertible Notes,
(vi) issuances of up to 450,000 shares of Globespan Common Stock upon exercise of the Globespan Warrant, or (vii) pursuant to acquisitions and investments as disclosed in Section 5.2(e) or 5.2(g) of the Globespan Disclosure Letter or the financings therefor.

                   (d) Governing Documents. Except to the extent required to
                       -------------------
comply with their respective obligations hereunder or with applicable law, Globespan and Merger Sub shall not, and shall not permit their respective Subsidiaries to, amend or propose to so amend their respective Certificates of Incorporation or By-Laws or other governing documents.

                   (e) No Acquisitions. Globespan shall not, and shall not
                       ---------------
permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Globespan and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). Globespan shall not, and shall not permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

                   (f) No Dispositions. Globespan shall not, and shall not
                       ---------------
permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Globespan) other than in the ordinary course of business consistent with past practice.

                   (g) Investments; Indebtedness. Globespan shall not, and shall
                       -------------------------
not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Globespan or a Subsidiary of Globespan to or in Globespan or any Subsidiary of Globespan, (B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Globespan and its Subsidiaries taken as a whole (provided that none of such
                                                 --------
transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law) or (ii) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Globespan or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

                   (h) Tax-Free Qualification. Globespan shall use its
                       ----------------------
reasonable commercial efforts not to, and shall use its reasonable commercial efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                   (i) Compensation. Except as required by law or by the terms
                       ------------
of any collective bargaining agreement or other agreement in effect as of the date of this Agreement between Globespan or any Subsidiary of Globespan and any director, officer or employee thereof, Globespan shall not increase the amount of compensation of, or pay any severance to (other than in the ordinary course of business consistent with past practice), any director, officer or (other than in the ordinary course of business consistent with past practice) key employee of Globespan or any Subsidiary of Globespan, or make any increase in or commitment to increase or accelerate the payment of any employee benefits, grant any additional Globespan Stock Options (except as permitted by Section 5.1(c)), adopt or amend or make any commitment to adopt or amend any Benefit Plan (other than as permitted herein) or fund or make any contribution to any Globespan Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans. Globespan shall not accelerate the vesting of, or the lapsing of restrictions with respect to any Globespan Stock Option, and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

                   (j) Accounting Methods; Tax Matters. Except as disclosed in
                       -------------------------------
Globespan SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Globespan shall not change in any material respect its methods of accounting in effect at March 31, 2001, except as required by changes in GAAP as concurred in by Globespan's independent public accountants. Globespan shall not (i) change its fiscal year, (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan, (iii) settle any material Tax claim or assessment or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

                   (k) Litigation. Globespan shall not, and shall not permit any
                       ----------
of its Subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $100,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending, except for such consent decrees, injunctions or restraints which would not individually or in the aggregate have a Material Adverse Effect on Globespan.

                   (l) Intellectual Property Globespan shall not transfer or
                       ---------------------
license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property owned by Globespan or its Subsidiaries, other than in the ordinary course of business or pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Virata prior to the date of this Agreement);

                   (m) Certain Actions. Other than as expressly permitted by
                       ---------------
Section 6.5(b), Globespan and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

                   (n) No Related Actions. Globespan shall not, and shall not
                       ------------------
permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

                   5.3 Governmental Filings. Virata and Globespan shall (a)
                       --------------------
confer on a reasonable basis with each other and (b) report to each other (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) on operational matters. Virata and Globespan shall file all reports and correspondence required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, correspondence, announcements and publications promptly upon request.

                   5.4 Control of Other Party's Business. Nothing contained in
                       ---------------------------------
this Agreement shall give Virata, directly or indirectly, the right to control or direct Globespan's operations or give Globespan, directly or indirectly, the right to control or direct Virata's operations prior to the Effective Time. Prior to the Effective Time, each of Virata and Globespan shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                   6.1 Preparation of Proxy Statement; Stockholders Meetings.
                       -----------------------------------------------------
(a) As promptly as reasonably practicable following the date hereof, Globespan and Virata shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Globespan shall prepare and file with the SEC the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Globespan's prospectus. Each of Globespan and Virata shall use reasonable commercial efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Globespan and Virata shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Globespan and Virata, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed
                                  --------
by a party hereto that are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Globespan, in connection
                              --------  -------
with a Change in the Globespan Recommendation, and Virata, in connection with a Change in the Virata Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. Globespan will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Globespan stockholders, and Virata will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Virata stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Globespan Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the Effective Time, any information relating to Globespan or Virata, or any of their respective affiliates, officers or directors, is discovered by Globespan or Virata and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Globespan and Virata.

                   (b) Virata shall duly take all lawful action to call, give notice of, convene and hold the Virata Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Globespan and Virata for the purpose of obtaining the Virata Stockholder Approval and, subject to Section 6.5, shall take all lawful action to solicit the Virata Stockholder Approval. The Board of Directors of Virata shall recommend the approval of the plan of merger contained in this Agreement by the stockholders of Virata to the effect as set forth in Section 4.1(p) (the "Virata
                                                                          ------
Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to
--------------
withdraw, modify or qualify) in any manner adverse to Globespan such recommendation or (ii) take any action or make any statement in connection with the Virata Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Virata Recommendation"); provided, however, that
                  -----------------------------------    --------  -------
the Board of Directors of Virata may make a Change in the Virata Recommendation pursuant to Section 6.5 hereof. Notwithstanding any Change in the Virata Recommendation, this Agreement shall be submitted to the stockholders of Virata at the Virata Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and nothing contained herein shall be deemed to relieve Virata of such obligation.

                   (c) Globespan shall duly take all lawful action to call, give notice of, convene and hold the Globespan Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Globespan and Virata for the purpose of obtaining the Globespan Stockholder Approval and, subject to Section 6.5, shall take all lawful action to solicit the Globespan Stockholder Approval. The Board of Directors of Globespan shall recommend the approval of issuance of Globespan Common Stock in the Merger by the stockholders of Globespan (the "Globespan Recommendation"), and shall not
                                    ------------------------
(i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Virata such recommendation or (ii) take any action or make any statement in connection with the Globespan Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Globespan
                                           -----------------------
Recommendation"); provided, however, that the Board of Directors of Globespan
--------------    --------  -------
may make a Change in the Globespan Recommendation pursuant to Section 6.5 hereof. Notwithstanding any Change in the Globespan Recommendation, this Agreement shall be submitted to the stockholders of Globespan at the Globespan Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and the issuance of Globespan Common Stock in the Merger and nothing contained herein shall be deemed to relieve Globespan of such obligation.

                   6.2 Globespan Board of Directors and Officers; Headquarters;
                       ---------------------------------------------------------
Integration and Transition. (a) At the Effective Time and for the duration of
--------------------------
the Transition Period,Globespan shall take all requisite action to cause its Board of Directors to consist of eight individuals, four of whom shall be designated by Globespan prior to the Effective Time and four of whom shall be designated by Virata prior to the Effective Time. The By-laws of Globespan shall be amended as of the Effective Time to provide that (1) if an individual designated as a Globespan representative by Globespan resigns, dies or is removed during the Transition Period such individual be replaced by the remaining Globespan representatives (or their successors), (2) if an individual designated as a Virata representative by Virata resigns, dies or is removed during the Transition Period such individual be replaced by the remaining Virata representatives (or their successors) and
(3) for the duration of the Transition Period, the affirmative vote of 75% or more of the directors of the full Board of Directors of Globespan shall be required to change the number of directors on the full Board of Directors of Globespan.

                   (b) Immediately following the Effective Time, (i) Globespan shall take all requisite action to appoint Armando Geday to serve, at the discretion of the Board of Directors of Globespan, as the Chief Executive Officer of Globespan, (ii) Globespan shall take all requisite action to appoint Charles Cotton to serve, (A) during the Transition Period, at the discretion of the Board of Directors of Globespan, as the Executive Chairman of the Board of Globespan, and (B) following the Transition Period, at the discretion of the Board of Directors, as the Non-Executive Chairman of the Board of Globespan, and
(iii) Globespan shall adopt appropriate amendments to the By-laws of Globespan, effective as of the Effective Time, such that during the Transition Period neither Armando Geday nor Charles Cotton may be removed from their respective position as Chief Executive Officer and Chairman of the Board without the affirmative vote of 75% of the full Board of Directors; and (iv) Globespan shall take all requisite action to cause the individuals designated by the Transition Committee to be appointed to the offices of Globespan designated by the Transition Committee.

                   (c) Following the Effective Time, the headquarters for Globespan shall be located in Red Bank, New Jersey.

                   (d) During the Transition Period, the Board of Directors of Globespan shall create and empower a committee (the "Transition Committee")
                                                     --------------------
consisting initially of the Chief Executive Officer and the Chairman. For the avoidance of doubt, the members of the Transition Committee need not be members of the Board of Directors of Globespan or of the Board of Directors of Virata. The Transition Committee shall be co-chaired by the Chief Executive Officer and the Chairman, and subject to the authority of the full Board of Directors, the Transition Committee shall oversee decisions regarding personnel and other matters relating to the integration of Globespan and Virata. Globespan shall adopt appropriate amendments to its By-laws, such that other than as provided herein, during the Transition Period, any management decisions relating to changes in members of management designated by the Transition Committee, significant reductions in staff or facilities closure shall require the joint approval of the Chief Executive Officer and the Chairman.

                   (e) As of the date hereof, Globespan has entered into an employment agreement, to be effective as of the Closing, with each of Armando Geday and Charles Cotton, such employment agreements shall not be amended or modified prior to the Effective Time without the prior written consent of Virata.

                   (f) Each of Globespan and Virata shall endeavor to agree, prior to the mailing of the Joint Proxy Statement/Prospectus, on appropriate employment arrangements with the executives designated by the Transition Committee; provided, however that neither Globespan nor Virata shall enter into
           -----------------
any such employment or other arrangement (other than as set forth in Sec-tion 6.2(e) above), that would be effective after the Effective Time, without the prior written consent of the other.

                   6.3 Access to Information. Upon reasonable notice, each of
                       ---------------------
Globespan and Virata shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, each of Globespan and Virata shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws or the HSR Act or any other Regulatory Law, as applicable (other than documents that such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either Globespan or Virata may restrict the foregoing
--------  -------
access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to it or any contract requires it or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. Each of Globespan and Virata will hold any information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality agreement dated July 19, 2001, between Globespan and Virata (the "Confidentiality Agreement"),
                                                  -------------------------
which Confidentiality Agreement shall continue in full force and effect. Any investigation by either Globespan or Virata shall not affect the representations and warranties of the other.

                   6.4 Reasonable Commercial Efforts. (a) Subject to the terms
                       -----------------------------
and conditions of this Agreement, each party hereto will use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all
                                   ------------------
reasonable steps as may be necessary to obtain all such Required Approvals. In furtherance and not in limitation of the foregoing, each of Globespan and Virata agrees (i) to make, as promptly as practicable, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act (and any other required filing under any other Regulatory Law) with respect to the transactions contemplated hereby and (B) all other necessary filings with other Governmental Entities relating to the Merger and the other transactions contemplated by this Agreement, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such Governmental Entities and to use reasonable commercial efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Regulatory Law and the receipt of Required Approvals under such other laws or from such Governmental Entities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or any other Regulatory Law or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither Globespan nor Virata nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest or agree to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Globespan (assuming the Merger has been consummated) or to substantially impair the benefits to Globespan and Virata expected, as of the date hereof, to be realized from consummation of the Merger, and neither Globespan or Virata shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

                   (b) Each of Virata and Globespan shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

                   (c) In furtherance and not in limitation of the covenants of the parties hereto contained in Section 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of Virata and Globespan shall cooperate in all respects with each other and use its respective reasonable commercial efforts, including, subject to Section 6.4(a), selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Globespan, Virata or their respective Subsidiaries or the conducting of their business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a party hereto's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party hereto has up to then complied with its obligations under this Section 6.4.

                   (d) Each of Globespan and Virata and their respective Boards of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

                   6.5 Acquisition Proposals. (a) Each of Globespan and Virata
                       ---------------------
agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable commercial efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries, or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) or the voting power of any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by any party to this Agreement or an Affiliate thereof), an "Acquisition Proposal"), (ii) have any discussion with or provide any
 --------------------
confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

                   (b) Notwithstanding anything in this Agreement to the contrary, each of Globespan and Virata (and their respective Boards of Directors) shall be permitted to (i) comply with applicable law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act) with regard to an Acquisition Proposal, (ii) effect a Change in the Globespan Recommendation or a Change in the Virata Recommendation, as the case may be, or (iii) engage in discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (ii) or (iii), (A) in the case of Globespan, the Globespan Stockholders Meeting shall not have occurred, or in the case of Virata, the Virata Stockholders Meeting shall not have occurred, (B) (I) in the case of clause (ii) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and (II) in the case of clause (iii) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could constitute a Superior Proposal, (C) in the case of clause (ii) or (iii) above, its Board of Directors, after consultation with outside counsel, determines in good faith that it is required to do so in the exercise of its fiduciary duties under applicable law, (D) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are at least as restrictive to such Person as the comparable provisions contained in the Confidentiality Agreement, and (E) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, it notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Globespan and Virata agrees that it will promptly keep each other reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer. Each of Globespan and Virata agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than the parties to this Agreement) conducted heretofore with respect to any Acquisition Proposal. Each of Globespan and Virata agrees that it will use reasonable commercial efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.5. Nothing in this Section 6.5 shall (x) permit Globespan or Virata to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect or limit any other obligation of Globespan or Virata under this Agreement except as specifically provided in Sections 6.1(b) and 6.1(c).

                   6.6 Fees and Expenses. Subject to Section 8.2, whether or not
                       -----------------
the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4, which shall be shared equally by Globespan and Virata.

                   6.7 Directors' and Officers' Indemnification and Insurance.
                       ------------------------------------------------------
Following the Effective Time, Globespan shall (a) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Virata and its Subsidiaries (in all of their capacities) (i) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by Virata pursuant to Virata's Certificate of Incorporation, By-Laws and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Virata and its Subsidiaries and (ii) without limitation to subclause (i) above, to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby),
(b) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) Certificate of Incorporation and By-Laws for a period of six (6) years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Certificate of Incorporation and By-Laws of Virata and (c) cause to be maintained, for a period of six (6) years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Virata (provided that Globespan (or any successor thereto) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that
                                                         --------  -------
in no event shall Globespan be required to expend in any one year an amount in excess of 300% of the annual premiums paid by Virata on the date hereof for such insurance; and, provided further that if the annual premiums of such insurance
                -------- -------
coverage exceed such amount, Globespan shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Globespan under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7 applies shall be third-party beneficiaries of this Section 6.7).

                   6.8 Employee Benefits. (a) Globespan agrees that, from and
                       -----------------
after the Effective Time, except as explicitly provided herein, Globespan and its Subsidiaries shall assume and honor all Virata Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms or as otherwise permitted by applicable law. For a period of not less than one year following the Effective Time, Globespan shall provide, or shall cause to be provided, to individuals who are employees of Virata and its Subsidiaries immediately before the Effective Time (other than any employees subject to collective bargaining agreements) and who continue to be employed by Globespan and its Subsidiaries after the Effective Time (the "Virata Employees")
                                                    ----------------
compensation and employee benefits that are, in the aggregate, not less favorable than those provided to Virata Employees immediately before the Effective Time (it being understood that discretionary equity and equity based awards will remain discretionary), as disclosed by Virata to Globespan before the date of this Agreement; provided, that, with the approval of the Transition Committee, Globespan may provide Virata Employees with compensation and employee benefits that are, in the aggregate, not less favorable than those provided to similarly situated employees of Globespan and its Subsidiaries (it being understood that discretionary equity and equity based awards will remain discretionary). Globespan further agrees to honor the terms of all employment agreements between Globespan and Virata Employees. The foregoing shall not be construed to prevent the termination of employment of any Virata Employee or the amendment or termination of any particular Virata Benefit Plan to the extent permitted by its terms as in effect immediately before the Effective Time or as otherwise permitted by applicable law. Notwithstanding the foregoing, for a period of one year following the Effective Time, Globespan and its Subsidiaries shall not reduce the compensation or benefits provided to any current employee of Virata designated by the Transition Committee without the consent of such person.

                   (b) For purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of Globespan and its Subsidiaries providing benefits to any Virata Employees after the Effective Time (the "New Plans"), each Virata Employee shall be credited with his or her years
      ---------
of service with Virata and its Subsidiaries and predecessor employers before the Effective Time, to the same extent as such Virata Employee was entitled, before the Effective Time, to credit for such service under any similar Virata Benefit Plans, except to the extent (i) such credit would result in a duplication of benefits (ii) such credit would result in benefit accruals under defined benefit pension plans or similar plans or (iii) prior service credit is not provided to Globespan employees under a plan. In addition, and without limiting the generality of the foregoing: (i) each Virata Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Virata Benefit Plan in which such Virata Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each
                                     ---------
New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Virata Employee, Globespan shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of Virata and its Subsidiaries in which such Virata Employee participated immediately prior to the Effective Time, and Globespan shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

                   (c) The Boards of Directors of Globespan and Virata shall take all action reasonably necessary (including amending the Virata Stock Plans) such that, following the Effective Time, Globespan may grant Globespan Common Stock based equity awards under the Virata Stock Plans by converting the remaining unissued reserved shares of Virata Common Stock under the Virata Stock Plans (the "Virata Reserved Shares") into reserved shares of Globespan Common
            ----------------------
Stock. The number of such shares of Globespan Common Stock shall equal the Virata Reserved Shares multiplied by the Exchange Ratio.

                   (d) The Board of Directors of Virata shall take all action to the extent necessary (including amending the Virata ESPP) such that, the Virata ESPP will terminate immediately prior to the Effective Time and all participants will automatically exercise their purchase rights immediately prior to the termination of the plan. The Board of Directors of Globespan shall take all action to the extent necessary (including amending the Globespan ESPP) such that the employees of Virata prior to the Effective Time who become employees of Globespan or one of its Subsidiaries ("Continuing Virata Employees") after the Effective Time shall be eligible to participate in the Globespan ESPP as soon as practicable after the Effective Time. For the avoidance of doubt, Virata agrees that Globespan may take all action necessary (including amending the Globespan
ESPP) so that current Globespan employees may be afforded the same benefits as afforded the Continuing Virata Employees.

                   6.9 Public Announcements. Globespan and Virata shall use
                       --------------------
reasonable commercial efforts to develop a joint communications plan and each shall use reasonable commercial efforts (a) to ensure that all press releases (including a joint press release announcing the execution of this Agreement) and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (b) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with the other party before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither Globespan nor Virata shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

                   6.10 Listing of Shares of Globespan Common Stock. Globespan
                        -------------------------------------------
shall use its reasonable commercial efforts to cause the shares of Globespan Common Stock to be issued in the Merger and the shares of Globespan Common Stock to be reserved for issuance upon exercise of the Virata Converted Options to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

                   6.11 Affiliates. Not less than 45 days prior to the date of
                        ----------
the Virata Stockholders Meeting, Virata shall deliver to Globespan a letter identifying all Persons who, in the judgment of Virata, may be deemed on such date to be "affiliates" of Virata for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated from time to time as may be reasonably necessary to reflect changes from the date thereof. Virata shall use reasonable commercial efforts to cause each Person identified on such list to deliver to Globespan not later than ten days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit B hereto (an "Affiliate Agreement").
            ---------             -------------------

                   6.12 Section 16 Matters. Prior to the Effective Time,
                        ------------------
Globespan and Virata shall take all such steps as may be required to cause any dispositions of Virata Common Stock (including derivative securities with respect to Virata Common Stock) or acquisitions of Globespan Common Stock (including derivative securities with respect to Globespan Common Stock) resulting from the transactions contemplated by Article II or Article III by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Virata or will become subject to such reporting requirements with respect to Globespan, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                   6.13 Notification of Certain Matters. Globespan and Virata
                        -------------------------------
shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any of its representations or warranties contained in this Agreement or in the Exhibits, Schedules, disclosure letters and the other agreements and instruments delivered in connection herewith to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any of the covenants, conditions or agreements to which it is subject under this Agreement or in the Exhibits, Schedules, disclosure letters and the other agreements and instruments delivered in connection herewith not to be complied with or satisfied in any material respect and (ii) any failure of Globespan or Virata, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or pursuant to the Exhibits, Schedules, disclosure letters and the other agreements and instruments delivered in connection herewith in any material respect; provided, however, that no such notification shall affect the
                  --------  -------
representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of Globespan and Virata shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                   6.14 Accountants' Letters. Virata shall use its reasonable
                        --------------------
commercial efforts to cause to be delivered to Globespan a letter from its independent public accountants addressed to Globespan, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to Globespan and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                   6.15 Rights Agreement. The Board of Directors of Virata shall
                        ----------------
take all action to the extent necessary (including amending the Virata Rights Agreement) in order to render the Virata Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence, the Board of Directors of Virata shall not, without the prior written consent of Globespan, (i) amend the Virata Rights Agreement or
(ii) take any action with respect to, or make any determination under, the Virata Rights Agreement, including a redemption of the Virata Rights, in each case in order to facilitate any Acquisition Proposal with respect to Virata.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                   7.1 Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger. The respective obligations of Virata and Globespan to effect the Merger
------
are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                   (a) Stockholder Approval. (i) Virata shall have obtained the
                       --------------------
Virata Stockholder Approval and (ii) Globespan shall have obtained the Globespan Stockholder Approval.

                   (b) No Injunctions or Restraints; Illegality. No law shall
                       ----------------------------------------
have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                   (c) HSR Act; Other Approvals. (i) The waiting period (and any
                       ------------------------
extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and (ii) all other required approvals, applications or notices with Governmental Entities shall have been obtained (the "Other Approvals"), except those Other Approvals
                               ---------------
the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan or Virata.

                   (d) NASDAQ Listing. The shares of Globespan Common Stock to
                       --------------
be issued in the Merger and such other shares of Globespan Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

                   (e) Effectiveness of the Form S-4. The Form S-4 shall have
                       -----------------------------
been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                   7.2 Additional Conditions to Obligations of Globespan. The
                       -------------------------------------------------
obligations of Globespan to effect the Merger are subject to the satisfaction, or waiver by Globespan, on or prior to the Closing Date, of the following conditions:

                   (a) Representations and Warranties. Each of the
                       ------------------------------
representations and warranties of Virata set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Virata; and Globespan shall have received a certificate of an executive officer of Virata to such effect.

                   (b) Performance of Obligations. Virata shall have performed
                       --------------------------
or complied with all material agreements and covenants required to be performed by it under this Agreement, at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Globespan shall have received a certificate of an executive officer of Virata to such effect.

                   (c) Tax Opinion. Globespan shall have received from Wachtell,
                       -----------
Lipton, Rosen & Katz, counsel to Globespan, a written opinion, dated the Closing Date, to the effect that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Globespan shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Globespan and Virata.

                   7.3 Additional Conditions to Obligations of Virata. The
                       ----------------------------------------------
obligations of Virata to effect the Merger are subject to the satisfaction, or waiver by Virata, on or prior to the Closing Date, of the following additional conditions:

                   (a) Representations and Warranties. Each of the
                       ------------------------------
representations and warranties of Globespan and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan; and Virata shall have received a certificate of an executive officer of Globespan to such effect.

                   (b) Performance of Obligations. Globespan and Merger Sub
                       --------------------------
shall have performed or complied with all material agreements and covenants required to be performed by it under this Agreement, at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Virata shall have received a certificate of an executive officer of Globespan and Merger Sub to such effect.

                   (c) Tax Opinion. Virata shall have received from Gibson, Dunn
                       -----------
& Crutcher LLP, counsel to Virata, a written opinion, dated the Closing Date, to the effect that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Virata shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Globespan and Virata.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

                   8.1 Termination. This Agreement may be terminated at any time
                       -----------
prior to the Effective Time and, except as specifically provided below, whether before or after the Globespan Stockholders Meeting or the Virata Stockholders
Meeting:

                   (a) By mutual written consent of Globespan and Virata;

                   (b) By either Globespan or Virata, if the Effective Time shall not have occurred on or before March 1, 2002 (the "Termination Date"),
                                                         ----------------
however if the conditions set forth in Section 7.1(c) have not been satisfied or waived prior to the Termination Date as set forth in the preceding clause, the Termination date shall be May 1, 2002; provided, however, that the right to
                                       --------  -------
terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.4) has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                   (c) By either Globespan or Virata, if any Governmental Entity
(i) shall have issued an order, decree or ruling or taken any other action (which such party shall have used its reasonable commercial efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Section 7.1(c),
(d) or (e), as applicable, and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action such party shall have used its reasonable commercial efforts to obtain, in accordance with
Section 6.4); provided, however, that the right to terminate this Agreement
              --------  -------
under this Section 8.1(c) shall not be available to any party hereto whose failure to comply with Section 6.4 has been the primary cause of such action or inaction;

                   (d) By either Globespan or Virata, if either the Globespan Stockholder Approval or the Virata Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Globespan Stockholders Meeting or the Virata Stockholders Meeting, as applicable;

                   (e) By Globespan, if Virata shall have (i) failed to make the Virata Recommendation, failed to reconfirm the Virata Recommendation within ten
(10) Business Days following the reasonable request of Globespan to do so, or effected a Change in the Virata Recommendation, whether or not permitted by the terms hereof, (ii) willfully and materially breached its obligations under
Section 6.5, or (iii) materially breached its obligations under this Agreement by reason of a failure to call the Virata Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

                   (f) By Virata, if Globespan shall have (i) failed to make the Globespan Recommendation, failed to reconfirm the Globespan Recommendation within ten (10) Business Days following the reasonable request of Virata to do so, or effected a Change in the Globespan Recommendation, whether or not permitted by the terms hereof, (ii) willfully and materially breached its obligations under Section 6.5, or (iii) materially breached its obligations under this Agreement by reason of a failure to call the Globespan Stockholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

                   (g) By Globespan, if Virata shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date; or

                   (h) By Virata, if Globespan shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date.

                   8.2 Effect of Termination. (a) In the event of termination of
                       ---------------------
this Agreement by either Virata or Globespan as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors except with respect to Section 4.1(q), Section 4.2(q), the last sentence of Section 6.3, Section 6.6, this
Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this
--------
Agreement, neither Globespan nor Virata shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

                   (b) If (i) (A) (I) either Virata or Globespan terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such
                                      --------
termination is the failure to obtain the Virata Stockholder Approval) or pursuant to Section 8.1(b) without the Virata Stockholders Meeting having occurred or (II) Globespan terminates this Agreement pursuant to Section 8.1(g),
(B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Virata shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Virata and (C) within twelve months of such termination Virata or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (provided, that, for purposes of this
                                          --------
Section 8.2(b) the references in the definition of "Acquisition Proposal" to "20%" shall be "50%") or (ii) Globespan terminates this Agreement pursuant to
Section 8.1(e), then Virata shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i), the earlier of the date Virata or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Globespan an amount equal to the Virata Termination Fee, by wire transfer of immediately available funds.

                   (c) If (i) (A) (I) either Virata or Globespan terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such
                                      --------
termination is the failure to obtain the Globespan Stockholder Approval) or pursuant to Section 8.1(b) without the Globespan Stockholders Meeting having occurred or (II) Virata terminates this Agreement pursuant to Section 8.1(h),
(B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Globespan shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Globespan and (C) within twelve months of such termination Globespan or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (provided, that, for
                                                      --------
purposes of this Section 8.2(c) the references in the definition of "Acquisition Proposal" to "20%" shall be "50%") or (ii) Virata terminates this Agreement pursuant to Section 8.1(f), then Globespan shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i), the earlier of the date Globespan or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Virata an amount equal to the Globespan Termination Fee, by wire transfer of immediately available funds.

                   (d) The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party hereto would enter into this Agreement; accordingly, if any party hereto fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.6. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement.

                   8.3 Amendment. This Agreement may be amended by the parties
                       ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Globespan Stockholder Approval or the Virata Stockholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                   8.4 Extension; Waiver. At any time prior to the Effective
                       -----------------
Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                   9.1 Non-Survival of Representations, Warranties and
                       -----------------------------------------------
Agreements. None of the representations, warranties, covenants and other
----------
agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Closing Date, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Closing Date and this Article IX.

                   9.2 Notices. All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                       (i) if to Globespan to:

                           Globespan. Inc.
                           100 Schulz Drive
                           Red Bank, New Jersey 07701

                           Attention:  Armando Geday

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019

                           Attention:  David M. Silk, Esq.

                      (ii) if to Virata to:

                           Virata Corporation
                           2700 San Tomas Expressway
                           Santa Clara, California 95051

                           Attention:  Charles Cotton

                           with a copy to:

                           Gibson, Dunn & Crutcher LLP
                           One Montgomery Street
                           Suite 3100
                           San Francisco, California 94104

                           Attention:  Douglas D. Smith, Esq.

                   9.3 Interpretation. When a reference is made in this
                       --------------
Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." In addition, each Section of this Agreement is qualified by the matters set forth in the related Section on the Globespan Disclosure Letter, on the Virata Disclosure Letter and on the other Schedules to this Agreement. Whenever the term material is used with respect to an entity, such term shall refer to the entity and all of its Subsidiaries taken together.

                   9.4 Counterparts. This Agreement may be executed in one or
                       ------------
more counterparts and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                   9.5 Entire Agreement; No Third Party Beneficiaries. (a) This
                       ----------------------------------------------
Agreement, the Confidentiality Agreement and the Exhibits, Schedules and disclosure letters and the other agreements and instruments of the parties hereto delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                   (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

                   9.6 Governing Law. This Agreement shall be governed and
                       -------------
construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

                   9.7 Severability. If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                   9.8 Assignment. Neither this Agreement nor any of the rights,
                       ----------
interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                   9.9 Submission to Jurisdiction; Waivers. Each of Globespan
                       -----------------------------------
and Virata irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Globespan and Virata hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Globespan and Virata hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

                   9.10 Enforcement. The parties hereto agree that irreparable
                        -----------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, Globespan, Merger Sub and Virata have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                  GLOBESPAN, INC.


                                  By: /s/ Armando Geday
                                     ---------------------------------------
                                  Name:   Armando Geday
                                  Title:  President and Chief Executive Officer



                                  WINE ACQUISITION CORP.

                                  By: /s/ Armando Geday
                                     ---------------------------------------
                                  Name:   Armando Geday
                                  Title:  President and Chief Executive Officer




                                  VIRATA CORPORATION


                                  By: /s/ Charles Cotton
                                     ---------------------------------------
                                  Name: Charles Cotton
                                  Title: Chief Executive Officer